Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 23, 2015, with respect to the consolidated financial statements of FCX Oil & Gas Inc. included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-205170) and related Prospectus of Freeport-McMoRan Oil & Gas Inc., dated August 10, 2015.

/s/ Ernst & Young LLP

Houston, Texas

August 10, 2015